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                                                                     EXHIBIT 10o

                       FIRST AMENDMENT TO LEASE AGREEMENT

      THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered effective as of the 8th day of October, 1998, by and between MURRAY INCOME PROPERTIES II, LTD., a Texas limited partnership ("Landlord") and PIERCE LEAHY CORP., a Pennsylvania corporation, as successor-in-interest to Pierce Family Partnership Ltd., a Pennsylvania limited partnership, ("Tenant").

RECITALS:

      Landlord and Pierce Family Partnership Ltd. entered into that certain Lease Agreement dated effective as of October 23, 1992 (the "Lease") providing for the lease of approximately 118,800 square feet of Floor Area in the Building situated in Grand Prairie, Tarrant County, Texas. Tenant is the successor-in-interest to all of the right, title and interest, and the obligations, of Pierce Family Partnership Ltd. under the Lease.

      Landlord and Tenant have agreed to extend the Term of the Lease and to amend the Lease in certain other respects. Landlord and Tenant enter into this Amendment for the purpose of providing for such amendments.

AGREEMENTS:

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Basic Lease Provisions. (a) The definition of "Term" set forth in
Article I of the Lease is hereby amended in its entirety to read as follows:

      "Term shall mean two hundred sixty-four (264) months, commencing on the Commencement Date and ending on October 31, 2014, as the same may be extended pursuant to Section 2.04."

      (b) The definition of "Base Rental" set forth in Article I of the Lease is hereby amended to add the following calculation of Base Rental for the period from and after November 1, 2002 through the end of the Term:

                                                   Base
                                              Rental/Square    Monthly Base
                      "Period                      Foot           Rental
                       -------                     ----           ------
         November 1, 2002-October 31, 2004         $3.00        $29,700.00

         November 1, 2004-October 31, 2007         $3.10        $30,690.00

         November 1, 2007-October 31, 2009         $3.25        $32,175.00

         November 1, 2009-October 31, 2014         $3.50        $34,650.00"

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      (c) The following term shall be added to the Basic Lease Provisions set forth in Article I of the Lease:

      "Other Lease shall mean that certain Lease Agreement dated as of October 8 1998, between Landlord and Pierce Leahy Corp. (an affiliate of Tenant) as Tenant providing for the lease of 54,000 square feet of Floor Area in the Building."

      2. Broker. With respect to extension of the Term from November 1, 2002 to October 31, 2014, Murray Realty Investors IX, Inc. shall be the "Broker" in place of Rosemark Commercial Real Estate Services.

      3. Renewal Options. Section 2.04 of the Lease is hereby amended to provide that the renewal options provided for therein shall be exercisable in accordance with Section 2.04 at the expiration of the Term of the Lease, as extended hereby, as opposed to being exercisable at the expiration of the "initial ten-year Term," as presently provided in Section 2.04. Section 2.04 is further amended to delete the following language: "provided, however, at no time during the Renewal Term shall Base Rental be less than $2.65 per square foot of Floor Area in the Leased Premises."

      4. Security Deposit. Thirty (30) days after the execution and delivery of this Amendment, Landlord shall release to Tenant the Security Deposit in the amount of $25,740. Section 7.03(d) is hereby deleted in its entirety from the Lease.

      5. Expansion Space. Section 2.06 of the Lease is hereby deleted in its entirety.

      6. Default by Tenant. Section 7.02 of the Lease is hereby amended to add the following language:

      "(k) The occurrence of a default by the tenant under the Other Lease, following any period for notice and opportunity to cure provided therein."

      7. Defined Terms. Terms defined in the Lease shall have the same meaning when used in this Amendment.

      8. Ratification. Except as expressly provided in this Amendment, the Lease shall continue in full force and effect in accordance with its terms.

      9. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date first written above.

                                   LANDLORD:

                                   MURRAY INCOME PROPERTIES II, LTD., a
                                   Texas limited partnership

                                   By: Murray Realty Investors IX, Inc., a
                                       Texas corporation
                                       General Partner

                                       By:      /s/ Brent Buck
                                              ---------------------------------
                                       Name:  Brent Buck
                                       Title: Executive Vice President

                                   TENANT:

                                   PIERCE LEAHY CORP., a
                                   Pennsylvania corporation

                                   By:          /s/ Joseph P. Linaugh
                                          -------------------------------------
                                   Name:  Joseph P. Linaugh
                                   Title: Vice President


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